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                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT


                                State or Jurisdiction     Ownership
        Name                      Of Incorporation        Percentage
        ----                    ---------------------     ----------
Vista Resources I, Inc.                 Texas               100%
Vista LLC                              Delaware             100%
Vista Resources, Inc.                   Texas               100%
Vista Resources Partners, L.P.          Texas               100%
Midland Resources, Inc.                 Texas               100%
Prize Natural Resources, Inc.          Delaware             100%
Prize Operating Company                Delaware             100%
Prize Energy Resources, L.P.           Delaware             100%
PEC (Delaware), Inc.                   Delaware             100%
Prize Petroleum L.L.C.                 Delaware             100%
Oklahoma Gas Processing, Inc.          Delaware             100%
Sunterra Petroleum, L.L.C.             Delaware             100%